Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-257583 on Form S-1 of our report dated March 9, 2023, relating to the financial statements of Katapult Holdings, Inc. and subsidiaries (the “Company”). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY
April 6, 2023